UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GAMING PARTNERS INTERNATIONAL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on May 9, 2012

To the Stockholders of Gaming Partners International Corporation:

You are cordially invited to attend our 2012 Annual Meeting of Stockholders. Regardless of whether you plan to attend, please take a moment to vote your proxy. The Annual Meeting will be held as follows:

WHEN:	Wednesday, May 9, 2012 8:00 a.m., Pacific Time
WHERE:	The Westin Las Vegas Hotel, Casino & Spa Mesquite Salon 2 160 E. Flamingo Road, Las Vegas, NV 89109
ITEMS OF BUSINESS:	• Elect seven directors for terms expiring in 2013
• Ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012
• Transact any other business that may properly come before the Annual Meeting
RECORD DATE:	March 19, 2012
VOTING BY PROXY:	Your vote is important. You may vote by returning the proxy card in the envelope provided.

On the following pages, we provide answers to frequently asked questions about the Annual Meeting. A copy of the 2011 Annual Report on Form 10-K is enclosed.

By Order of the Board of Directors,

Laura McAllister Cox
Secretary

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Stockholder Meeting
The Proxy Statement and Annual Report on Form 10-K are available at http://gpic.investorroom.com and can be accessed on our website http://www.gpigaming.com

GAMING PARTNERS INTERNATIONAL CORPORATION

i

GAMING PARTNERS INTERNATIONAL CORPORATION
1700 Industrial Road
Las Vegas, Nevada 89102-2620
(702) 384-2425

PROXY STATEMENT

This proxy statement is being furnished to our stockholders beginning on or about April 3, 2012, in connection with the solicitation of proxies by the Board of Directors of Gaming Partners International Corporation (the Company or GPIC), to be used at the Annual Meeting of Stockholders (the Annual Meeting) on May 9, 2012, at 8:00 o’clock in the morning, Pacific Time, to be held at The Westin Las Vegas Hotel, Casino & Spa, Mesquite Salon 2, 160 E. Flamingo Road, Las Vegas, NV 89109, and at all adjournments or postponements of the Annual Meeting for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What am I being asked to vote on?

The election of seven nominees to serve on our Board of Directors for terms expiring in 2013 (Proposal 1).

The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2).

What are the board’s voting recommendations?

Our Board of Directors recommends a vote FOR each of the seven director nominees.

Our Board of Directors recommends a vote FOR the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

What is the vote required for each proposal?

Once a quorum has been established, the following votes are required for approval of the respective matters:

Directors are elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. This means that the seven individuals receiving the largest number of votes will be elected as directors.

The proposal to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm will be approved by the stockholders if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition of the proposal.

Who is entitled to vote?

Common stockholders of record as of the close of business on the record date are entitled to vote. The record date for the Annual Meeting is March 19, 2012. Each outstanding share of our common stock is entitled to one vote upon the proposals presented.

How do I vote?

If you are the record holder of your shares, there are two ways to vote:

•	By completing and mailing the enclosed proxy card.
•	By written ballot at the Annual Meeting.

If your shares are held by a broker, bank or other nominee (that is, in street name), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares or obtain an authorization from your broker allowing you to vote your shares at the Annual Meeting in person or by proxy. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the NASDAQ Stock Market, Inc. (NASDAQ) on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as “broker non-votes.”

The election of directors (Proposal 1) is considered non-routine. Accordingly, brokers do not have discretion to vote on this proposal without your instruction. Abstentions and broker non-votes will not be included in the total for this proposal and will have no effect on the outcome of the vote. The ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for 2012 (Proposal 2) is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker.

What does it mean if I get more than one proxy?

It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are voted.

What constitutes a quorum?

As of the record date, March 19, 2012, there were 8,142,483 shares of our common stock outstanding. In order to conduct the Annual Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a “quorum.” Abstentions and shares which are the subject of broker non-votes will count toward establishing a quorum.

Can I change my vote?

If you are the record holder of your shares, you can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•	returning a later-dated proxy card; or
•	attending the meeting and voting your shares in person; or
•	notifying our Secretary by written revocation letter.

Our Secretary is Laura McAllister Cox. Any changed vote or revocation should be filed with her at our corporate headquarters at 1700 Industrial Road, Las Vegas, Nevada, 89102-2620.

If your shares are held in street name and you previously instructed your broker, bank or other nominee on how to vote your shares, you will need to contact your broker, bank or other nominee in order to change your vote.

Attendance at the Annual Meeting will not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you directed. If no direction is given, the proxies will be voted as our Board of Directors recommends.

Who conducts the proxy solicitation?

Our Board of Directors is soliciting these proxies. We will bear the cost of the solicitation of proxies. Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

Who will count the votes?

Our Board of Directors will appoint one or more employees to serve as an Inspector of Elections to tabulate the voted proxies.

PROPOSAL 1 — ELECTION OF DIRECTORS

The current term of office of all of our directors expires at the 2012 Annual Meeting. Our Board of Directors has proposed the election of the following nominees for a one-year term expiring at the 2013 Annual Meeting and until their respective successors have been duly elected and qualified. Each of the nominees listed below has consented to being nominated and to serve if elected. In the event that any director nominee becomes unable to serve for any reason, the persons named as proxyholders reserve full discretion to vote for any other person who may be nominated or for the balance of the nominees, leaving a vacancy unless our Board of Directors chooses to reduce the number of directors serving on our Board of Directors.

Our Board of Directors consists of a diverse group of leaders in the fields of gaming, business strategy, technology, and accounting. Many of the current directors have senior leadership experience at major domestic and international companies. In these positions, they have also gained significant and diverse management experience, including strategic and financial planning, public company financial reporting, compliance, risk management and leadership development. The biographies below describe the skills, qualities, attributes and experiences of each of the nominees that led the Board to determine that it is appropriate to nominate these directors.

The Nominating and Governance Committee and the Board believe the skills, qualities, attributes and experiences of its directors provide us with business acumen and a diverse range of perspectives to engage each other and management to effectively address our evolving needs and represent the best interests of our stockholders.

Nominees for Election of Directors

Martin A. Berkowitz, 63, has been a director since August 2007. Since March 2011, Mr. Berkowitz has served as an independent consultant as a senior executive with extensive experience in finance, start up and not for profit operations. From 2008 to March 2011, Mr. Berkowitz served as the Chief Financial Officer of Virtual Coaching, LLC, a technology-enabled service company based in New York City. From 2007 to 2008, Mr. Berkowitz was Chief Financial Officer of ChildNet, Inc, a community-based non-profit corporation that administers foster care and adoptive services for Broward County, Florida. From 2006 to 2007, he was a consultant in the areas of financial management and business development. He was Chief Financial Officer for the Miami-Dade County Public Schools in 2005 and 2006. From 2002 to 2004, Mr. Berkowitz held the positions of Senior Vice President and Chief Financial Officer, then President and Chief Executive Officer of the National Veterans Business Development Corporation. He retired as Senior Vice President from Prudential Financial in 2000 following a twenty-five year career where he served as Comptroller of the individual insurance unit, Chief Financial Officer of the investment management business unit, and the Corporate Comptroller. He played a major role in the conversion of Prudential from a mutual insurance company to a public shareholder-owned company. Mr. Berkowitz earned his Bachelor of Business Administration in Accounting from the University of Massachusetts, Amherst in 1970 and his Master of Business Administration from St. John’s University in 1975. He has attended executive programs at the University of Michigan, Stanford University and Harvard University. Among other qualifications, Mr. Berkowitz brings to the Board a track record of success in financial and operating management in both the private and public sectors. His experience as a financial executive contributes particularly to the Board’s oversight of the Company’s financial matters.

Eric P. Endy, 57, has been a director since 1993. Mr. Endy was our Executive Vice President from September 2002 to March 2003, and served as a consultant to us from April 2003 to September 2007. He served as our Secretary from May 1984 to March 2003, Chairman of the Board and Chief Executive Officer from November 1998 to September 2002, President from January 1994 to September 2002 and Treasurer from July 2001 to September 2002. From May 1998 to July 1998, Mr. Endy was our Treasurer and from January 1994 to July 1995, Mr. Endy was our Chief Operating Officer. Mr. Endy was Chairman of the Board, President and Chief Executive Officer of the former Paul-Son Gaming Supplies, Inc. from November 1998 to September 2002, and Executive Vice President and General Manager of the former Paul-Son Gaming Supplies, Inc. from July 1990 to November 1998. Mr. Endy received a Master of Arts from California State University-Los Angeles in 1981 and a Master of Business Administration from the University of Nevada-Las Vegas in 2007. Among other qualifications, Mr. Endy’s experience in the gaming industry and knowledge of our products assists the Board with strategic planning for the Company.

Gregory S. Gronau, 53, has been our President and Chief Executive Officer since September 2009. Mr. Gronau served as our Executive Vice President and Chief Operating Officer from October 2008 through September 2009. From 2006 to March 2008, Mr. Gronau served as President and Chief Executive Officer of Cadillac Jack (Duluth, Georgia), a supplier of innovative games and systems to the gaming industry. From 2002 to 2006, he served as Vice President of Operations of Shuffle Master, Inc. (Las Vegas, Nevada), a publicly-traded supplier of automatic card shufflers and proprietary table games. At Shuffle Master, Mr. Gronau oversaw software and hardware research for two product lines and directed manufacturing operations for all products. Between 1996 and 2002, Mr. Gronau served as Director of Operations and Business Planning and then as Vice President of Distribution Services of WMS Industries, Inc. (Chicago, Illinois), a publicly-traded manufacturer of lottery terminals and slot machines. Among other qualifications, Mr. Gronau is skilled in corporate opportunity management for domestic and international companies, managing start-up opportunities, turnaround challenges and high-growth large corporations’ organizational improvements. His acquisition experience managing corporate-wide acquisition improvements is valuable to the Board and the Company as growth potential is analyzed and pursued.

Charles R. Henry, 74, has been a director since June 2006. Mr. Henry is a retired two-star general, with 41 years of leadership experience, a distinguished military career and an advanced law degree. He is currently the President of CRH, Inc., a consulting firm specializing in defense acquisition issues. He has served on the board of directors of Molycorp, Inc., an American mining corporation, since August 2009. From 2005 to 2007, he was the Chief Operating Officer and, from 1994 to 2007, a board member of CEG Company in Rico Rica, Arizona, a leading producer of wiring harnesses for military vehicles. Prior to that, he was a consultant in Washington D.C. for various companies on defense issues. In 2001, he was also appointed Chief Executive Officer and President of the National Veterans Business Development Corporation. From 1997 to 2001, Mr. Henry served as President of LFR Levine Fricke, an environmental management and consulting firm, which is an affiliate of Holding Wilson, S.A., our principal stockholder. Mr. Henry holds an undergraduate degree in economics from Middle Tennessee State University; he is a graduate of the United States Army War College and the United States Army Command and General Staff College; he holds a J.D. and a L.L.M. degree from Woodrow Wilson Law School. Among other qualifications, Mr. Henry brings to the Board vast leadership experience within the Executive Branch of the Federal Government and as a senior executive working in the civilian industry. He has hands-on experience and demonstrated ability in program development and resource management. His background and insights are of great assistance to the Board in matters of successful management in an organization which is facing change and growth.

Robert J. Kelly, 56, has been a director since February 2006. Mr. Kelly received a Master in Business Administration from Harvard in 1986 and an engineering degree from Princeton in 1977. Since 2000, Mr. Kelly has been the founder, patent holder and primary stockholder of EarthSource Inc., Raynham, Massachusetts, a waste-water treatment plant. He is also a civil engineer and responsible for designing the EarthSource process and managing its operations. From 1994 to 2000, Mr. Kelly worked with LFR, Inc., an environmental engineering company and affiliate of Holding Wilson, S.A., our principal stockholder. Prior to 1994, Mr. Kelly worked as a Division Manager for OHM Corporation, a publicly-traded company that provides technology-based, on-site hazardous waste remediation environmental services, and as a Field Service Manager at IT Corporation, a publicly-traded company in the environmental engineering business, providing environmental consulting, engineering and construction and remediation services. Among other qualifications, Mr. Kelly brings to the Board significant experience and leadership in business development and operational and financial analysis.

Jean-Francois Lendais, 48, has been a director since May 2010. Mr. Lendais is currently the President and CEO of CJS-PLV, a French company which designs and manufactures displays for point of sale. From 2000 until December 2010, Mr. Lendais served as a Vice President of Capgemini Consulting France, also serving as a member of the Executive Committee from 2003 until December 2010, and as the head of its Operational Transformation practice during that period. From 1989 to 2000, Mr. Lendais worked in various capacities with Bossard Consultants and Gemini Consultants. He has served on the Supervisory Board of Holding Wilson, S.A. since 2004. Among other qualifications, Mr. Lendais has served as a business transformation consultant and has experience in major transformations involving several countries with different languages, cultures and management styles. As the Company continues to integrate operations in the U.S., France, Mexico and now Asia, Mr. Lendais’ background and insights are of great value to the Board.

Alain Thieffry, 56, has been a director since September 2002. Mr. Thieffry has served as President of the Executive Board of Holding Wilson, S.A. since February 2002. He has been an executive officer of Holding Wilson, S.A. since 1984. Since 2003, Mr. Thieffry has also served as Chief Executive Officer of DeRoche, S.A., wholly-owned subsidiary of Holding Wilson, S.A. Mr. Thieffry holds Masters of Law and Business Administration and the equivalent of a CPA license in France. Among other qualifications, Mr. Thieffry brings to the Board significant experience in mergers and acquisitions, international business practices, and business structuring.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The Chief Executive Officer is responsible for setting our strategic direction and our day-to-day leadership and performance, while the Chairman of the Board provides guidance to the Chief Executive Officer and sets the agenda for and presides over meetings of the full Board of Directors.

Risk Oversight

The Board of Directors has the ultimate oversight responsibility for the risk management process and regularly reviews issues that present particular risks to us, including those involving competition, customer demands, economic conditions, planning, strategy, finance, sales and marketing, products, information technology, facilities and operations, supply chain, legal and environmental matters, and insurance. The Board of Directors further relies on its Audit Committee for oversight of certain areas of risk management. In particular, the Audit Committee focuses on financial and enterprise risk exposures, including internal controls, and discusses with management and the independent registered public accountants the Company’s policies with respect to risk assessment and risk management, including risks related to fraud, liquidity, credit operations and regulatory compliance. The Board believes that this approach, supported by the separation of our senior leadership, provides appropriate checks and balances against undue risk taking.

Board of Directors and Committees of the Board

Our business affairs are conducted under the direction of our Board of Directors. The role of our Board of Directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors. Our Board of Directors strives to ensure the success and continuity of our business through the selection of a qualified management team. It is also responsible for ensuring that our activities are conducted in a responsible and ethical manner. During 2011, our Board of Directors held 11 meetings. Each director attended at least 75% of the board meetings and committee meetings during the period he served as a member. Our independent directors met four times during 2011. We encourage our directors to attend our annual meetings of stockholders. All of our current directors attended our 2011 annual meeting of stockholders.

The framework for our corporate governance is provided by: (a) Nevada corporate law, (b) our articles of incorporation and our bylaws, (c) charters of our board committees, and (d) our codes of ethics and conduct. In addition, we are governed by all applicable laws, rules and regulations, including the gaming laws and rules of every jurisdiction in which we or our products are licensed, the federal securities laws and the rules of the Securities and Exchange Commission (SEC), and the listing requirements and rules of NASDAQ, where our common stock is listed.

Mrs. Elizabeth Carrette and Mr. Eric Endy have determined that as a result of the first right of refusal between them in connection with the holding of our equity securities that they are acting as a group within the meaning of Section 13(d)(3) of the Securities Act of 1933, as amended (the Securities Act). Mrs. Carrette and Mr. Endy each have publicly filed Schedules 13D reporting the existence of a group between them. As a result, our Board of Directors has determined that we are a “controlled company” and are therefore exempt from certain of the NASDAQ rules, including requirements for a majority independent board and independent compensation and nominating committees.

Under applicable SEC and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the company are required to be disclosed and preclude a finding by the Board of Directors that the director is independent. The Board of Directors has determined that the following directors meet the standards of independence under the applicable NASDAQ listing standards: Martin A. Berkowitz, Charles R. Henry and Robert J. Kelly.

Our Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating and Governance Committee. The charter for each committee, as well as our as well as our Code of Ethics and Code of Conduct, are available on our website at www.gpigaming.com. These documents are also available in print, free of charge, to any stockholder upon request. We may revise these policies from time to time and will promptly post revisions on our website. No charter has been adopted for our Compliance Committee.

The Audit Committee, a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the Exchange Act), assists our Board of Directors in overseeing the accounting and financial reporting processes of the Company and audits of our financial statements, including the integrity of our financial statements, compliance with legal and regulatory requirements, our independent public accountants’ qualifications and independence, the performance of our internal audit function and independent public accountants, and such other duties as may be directed by our Board of Directors. The Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the “independence” requirements of the SEC and NASDAQ for audit committee members. The current members of the Audit Committee are Mr. Kelly, who is the committee chair, Mr. Henry and Mr. Berkowitz. The Board of Directors has determined that each of the current members of the Audit Committee satisfies the above-referenced independence requirements. Our Board of Directors believes that each member of the Audit Committee is able to read and understand financial statements, and that at least one of the members has past employment experience or background which results in his financial sophistication. The Board of Directors believes that Mr. Berkowitz qualifies as an audit committee financial expert as defined in Item 407(d)(5)(ii) of SEC Regulation S-K. Our Audit Committee met five times in fiscal 2011.

The Compensation Committee discharges the responsibilities of our Board of Directors relating to compensation of the Company’s executive officers and directors. The Compensation Committee’s responsibilities include:

•	establishing and reviewing the overall corporate policies, goals and objectives for the compensation of the Company’s chief executive officer and other executive officers, including a review of the relationship of executive compensation to corporate performance and relative stockholder return, compensation at comparable companies, past years compensation to executives, tax and accounting treatment and other relevant factors;
•	evaluating the performance of the Company’s chief executive officer and other executive officers in light of the corporate goals and objectives and, based on that evaluation, determining the compensation of the chief executive officer and other executives officers, including the individual elements of salary, bonus, supplemental retirement, incentive and equity compensation, and determining the appropriate allocation among individual elements in light of the corporate goals and the performance evaluation; and
•	making recommendations to the Company’s Board of Directors regarding the salaries, benefits and other compensation of the Company’s non-employee directors, committee chairpersons, and committee members.

The Compensation Committee administers the 1994 Directors’ Stock Option Plan, as amended (Directors’ Plan), but it has no discretion to determine or vary any matters which are fixed under the terms of the Directors’ Plan. All actions and decisions of the Compensation Committee under the Directors’ Plan (other than grants of non-discretionary options) are subject to approval by our Board of Directors. The current members of the Compensation Committee are Mr. Thieffry, who is the committee chair, Mr. Kelly, Mr. Berkowitz and Mr. Lendais. Our Compensation Committee met two times in fiscal 2011. No interlocking relationship exists, or in the past has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

The Compliance Committee is responsible for identifying and evaluating any situations involving us or our affiliates which may have a negative effect upon the objectives of gaming control. The Compliance Committee currently consists of Mr. Gronau, who is the committee chair, Mr. Kelly, Mr. Endy and Ms. Laura McAllister Cox, our Executive Vice President and General Counsel. The Compliance Committee reports to our Board of Directors and advises our Board of Directors, after investigation, of activities that might be inappropriate. Among other things, our Executive Vice President and General Counsel determines that all transactions involving gaming supplies and gaming equipment are with appropriately licensed casinos, distributors and vendors and reports to the committee regarding matters which may include, but are not limited to, material litigation, material loans or extensions of credit, transactions meeting certain thresholds, and material loans made by us or our affiliates other than for our or the affiliate’s benefits. Additionally, the committee requires that appropriate background checks be conducted on several categories of persons, including, but not limited to, stockholders holding a 5% or more beneficial ownership interest, officers, directors, lenders, vendors, customers, partners, joint ventures and lobbyists. The committee reviews political contributions as to compliance with law, annually reviews the list of our stockholders, and may require review of foreign entities with which we do business. The Compliance Committee met three times in fiscal 2011.

The Nominating and Governance Committee, which currently consists of Messrs. Kelly, who is the committee chair, Henry and Berkowitz, is responsible for identifying qualified candidates to be presented to our Board of Directors for nomination as directors, selecting, or recommending that the Board of Directors select, director nominees for the next annual meeting, and assisting our Board of Directors in carrying out its responsibilities relating to our corporate governance practices. Our Nominating and Governance Committee met one time in fiscal 2011. Each of the current members of the Nominating and Governance Committee qualifies as an “independent” director as defined in Rule 4200(a)(15) of the NASDAQ listing standards.

The Nominating and Governance Committee will consider nominees for our Board of Directors recommended by stockholders. Notice of proposed stockholder nominations for directors must be delivered not less than 90 days or more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Nominations shall set forth (i) the name and address of the stockholder and/or beneficial owner proposing the nomination, (ii) the number of shares of stock held of record and beneficially by such stockholder, (iii) a representation that the stockholder is a beneficial or record owner of our stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (iv) the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected, (v) a brief description of the proposed nominee’s business experience for the previous five years and all other information regarding such proposed nominee that would be required to be set forth in a definitive proxy statement filed with the SEC pursuant to Section 14 of the Exchange Act, and (v) all other information that would be required to be filed with the SEC if the person proposing such nomination were a participant in a solicitation subject to Section 14 of the Exchange Act. Nominations should be delivered to the Nominating and Governance Committee at the following address:

Gaming Partners International Corporation
c/o Corporate Secretary
1700 Industrial Road
Las Vegas, Nevada 89102-2620

In considering possible candidates for election as a director, the Nominating and Governance Committee will consider such factors as overall business experience, experience in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors, as well as a candidate’s integrity, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. While the Committee seeks a diversity of experience, viewpoints and backgrounds on the Board, it has not established a formal policy regarding diversity in identifying director nominees.

The Nominating and Governance Committee will review the qualifications and backgrounds of directors and nominees, as well as the overall composition of the Board of Directors, and recommend the slate of directors to be nominated for election at the Annual Meeting. We do not currently employ or pay a fee to any third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees.

We have adopted a Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer and Corporate Controller, and a Code of Conduct, which applies to all of our directors and employees, to the fullest extent permitted under the applicable laws of the country where such employees are domiciled. If we make any amendments to the Code of Conduct and Ethics or grant any waiver, including any implicit waiver, from a provision of the code to our directors or executive officers, we will disclose the nature of such amendment or waiver on our website at www.gpigaming.com.

We have no related party transactions as defined by Item 404 of Regulation S-K.

Communications with the Board of Directors

You can contact our Board of Directors or any of our directors by writing to them at the same mailing address provided above for delivery of director nominations. At each Audit Committee meeting, the Secretary will present a summary of stockholder communications received since the last meeting, and will make the communications available to the applicable director or committee upon request. Employees and others who wish to contact the Board of Directors or any member of the Audit Committee anonymously to report complaints or concerns with respect to accounting, internal accounting controls or auditing matters, may do so using the same mailing address listed above. All communications are confidential.

Director Compensation Table — 2011

The following table presents information regarding the compensation paid during 2011 to members of our Board of Directors who are not also employees. The compensation paid to Gregory S. Gronau, our President and Chief Executive Officer, is presented in the Summary Compensation Table and related explanatory tables below. Mr. Gronau was not entitled to receive additional compensation for his services as a director.

Name	Fees Earned	Stock Awards	Option Awards(1)		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Martin A. Berkowitz	$31,500	—	$18,915	(2)	—	—	—	$50,415
Eric P. Endy	$28,100	—	$10,136	(3)	—	—	—	$38,236
Charles R. Henry	$30,500	—	$12,420	(4)	—	—	—	$42,920
Robert J. Kelly	$38,300	—	$27,017	(5)	—	—	—	$65,317
Jean-Francois Lendais	$26,100	—	—	(6)	—	—	—	$26,100
Alain Thieffry	$27,600	—	$11,977	(7)	—	—	—	$39,577

(1)	The amounts reported in this column reflect the aggregate grant date fair value of 2011 option awards. All 2011 option grants were non-discretionary. No stock options granted to our current non-employee directors expired during fiscal 2011. For additional information, please refer to the Company’s Form 10-K for the year ended December 31, 2011, Part II — Item 8. Financial Statements and Supplementary Data — Notes to Consolidated Financial Statements — Note 16. The amounts do not correspond to the actual value that may be received by the directors. Additionally, amounts do not include stock option compensation expense recorded in 2011 for grants made in prior years that vested in 2011.
(2)	Based upon options to purchase 5,000 shares granted on August 8, 2011. At December 31, 2011, Mr. Berkowitz had, in the aggregate, outstanding options to purchase 32,000 shares.
(3)	Based upon options to purchase 3,500 shares granted on December 22, 2011. At December 31, 2011, Mr. Endy had, in the aggregate, outstanding options to purchase 13,000 shares.
(4)	Based upon options to purchase 3,500 shares granted on June 30, 2011. At December 31, 2011, Mr. Henry had, in the aggregate, outstanding options to purchase 34,500 shares.
(5)	Based upon options to purchase 6,500 shares granted on February 15, 2011. At December 31, 2011, Mr. Kelly had, in the aggregate, outstanding options to purchase 49,500 shares.

(6)	At December 31, 2011, Mr. Lendais had, in the aggregate, outstanding options to purchase 6,000 shares.
(7)	Based upon options to purchase 3,500 shares granted on September 12, 2011. At December 31, 2011, Mr. Thieffry had, in the aggregate, outstanding options to purchase 24,500 shares.

Non-Employee Director Compensation

Non-employee directors receive an annual fee of $18,000, plus $1,400 for attending in person (or $500 for participating by telephone) each regular Board of Directors meeting and each Audit Committee meeting (so long as they are a member of such committee), and $500 for attending (either in person or by telephone) each other non-regular or special board or committee meeting. Each director may be reimbursed for certain expenses incurred in connection with attendance at Board of Directors and committee meetings. Each non-employee director also receives non-qualified stock options under the Directors’ Plan.

The Directors’ Plan provides for the grant of discretionary and non-discretionary stock option grants to non-employee directors. The aggregate number of shares issuable under the Directors’ Plan is 450,000, of which up to 100,000 shares may be subject to discretionary stock options. Eligible non-employee directors initially receive a one-time stock option to purchase 6,000 shares of common stock following such director’s election to the Board of Directors. Thereafter, each such director receives a non-discretionary stock option to purchase 2,000 shares of common stock each year at the beginning of such directors’ fourth year of service. In addition, on the anniversary of each such director’s election or appointment to the Board of Directors such director also receives non-discretionary stock options to purchase 1,500 shares of common stock for serving on the Audit Committee, the Compliance Committee or the Compensation Committee for at least six months during the twelve months prior to the date of grant. The Board of Directors may also grant discretionary options from time to time to non-employee directors, subject to and consistent with the provisions of the Directors’ Plan. The initial non-discretionary stock option vests in equal installments over a three-year period. Annual non-discretionary stock options and discretionary stock options are fully-vested on the date of grant, but are not exercisable for six months and a day after the date of grant. Unless special circumstances exist, each stock option expires on the earlier of the tenth anniversary of the date of its grant or nine months after the non-employee director ceases to be a director for any reason, other than death, or two years after the non-employee director ceases to be a director due to his or her death. The stock option exercise price is the closing price of the Company’s common stock on the date such stock option is granted.

Our non-employee directors who are currently eligible to participate in the Directors’ Plan are Martin A. Berkowitz, Eric P. Endy, Charles R. Henry, Robert J. Kelly, Jean-Francois Lendais and Alain Thieffry. Directors who are also employed as regular salaried officers or employees do not receive any fees or additional remuneration to serve on our Board of Directors or its committees.

The directors realize value from their stock options only when exercised, and only to the extent that the price of our common stock on the exercise date exceeds the price of our common stock on the grant date.

Recommendation of Our Board of Directors

Directors will be elected by a plurality of the votes cast by the shares entitled to vote, as long as a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, and broker non-votes have no effect in the election of directors.

Our Board of Directors recommends that you vote “FOR” all the director nominees.

OTHER INFORMATION

Executive Officers

The following table sets forth the name, age and current office of our executive officers who do not also serve on our Board of Directors or are not director nominees. Following the table are descriptions of all positions held by each individual and the business experience of each individual for at least the past five years.

Name	Age	Title
Laura McAllister Cox	52	Executive Vice President, General Counsel and Secretary
Gerald W. Koslow	53	Chief Financial Officer and Treasurer

Laura McAllister Cox, an attorney at law licensed to practice in New Jersey and Pennsylvania, was appointed Executive Vice President and General Counsel on September 12, 2009 and Corporate Secretary on November 5, 2010. She was also appointed director of Gaming Partners International Asia Limited on May 9, 2011. She previously served as Chief Legal and Gaming Compliance Officer for the Company since December 2003. Prior to joining the Company, Ms. McAllister Cox was an attorney for 16 years with the Atlantic City law firm of Cooper Levenson April Niedelman & Wagenheim, P.A. and became a partner of the firm in 1996. A member of the Cooper Levenson Casino Law Department, Ms. McAllister Cox represented casino operators, gaming manufacturers and distributors, and casino employees in all aspects of regulatory, licensing and litigation matters. As part of her practice, Ms. McAllister Cox handled gaming regulatory matters for GPI SAS since 1997, for the former Bud Jones Company since 2000 and for GPIC since 2002. Ms. McAllister Cox holds a Bachelor of Arts in Urban Studies from the University of Tennessee (1980) and a Juris Doctorate from Rutgers University School of Law (1987). Ms. McAllister Cox is a Trustee of the International Association of Gaming Advisors and is past-chair of the Casino Law Section of the New Jersey State Bar Association.

Gerald W. Koslow has been Chief Financial Officer and Treasurer of the Company since August 20, 2010. From November 2009 to August 2010, Mr. Koslow served as the Company’s Controller. From September 2005 to May 2009, Mr. Koslow was the Vice President and Controller for The Upper Deck Company, a private sports and entertainment trading card manufacturer and distributor. From January 1999 to June 2004, Mr. Koslow was Controller (until March 2002) and Chief Financial Officer (until June 2004) of Shuffle Master, Inc., a public international casino gaming equipment manufacturer. Mr. Koslow has held a number of board and financial executive positions in various industries, including consumer products, hazardous waste treatment, agribusiness, oil and gas exploration and construction. Mr. Koslow was also an auditor with Price Waterhouse and is a graduate of the Wharton School of the University of Pennsylvania.

Security Ownership of Management and Other Beneficial Owners

The following table sets forth information as of March 19, 2012 (except where another date is indicated), with respect to the beneficial ownership of our common stock by each of our named executive officers and directors, all of our named executive officers and directors as a group, and beneficial owners known to us to hold more than 5% of our common stock. As of March 19, 2012, other than as listed below, we were not aware of any person beneficially owning more than 5% of our outstanding common stock. We have no other class of equity securities outstanding. There are no family relationships between any of our directors or executive officers.

Name of Beneficial Owner	Ownership	Options Exercisable Within 60 Days	Beneficial Ownership(1)		Percent of Class(2)
Executive Officers, Directors and Director Nominee:
Eric P. Endy	272,282	9,500	281,782	(3)	3.46	%(7)
Gregory S. Gronau	1,200	80,000	81,200		*
Robert J. Kelly	—	49,500	49,500		*
Charles R. Henry	—	34,500	34,500		*
Alain Thieffry	9,000	24,500	33,500	(4)	*
Martin A. Berkowitz	—	32,000	32,000		*
Laura McAllister Cox	5,100	—	5,100		*
Jean-Francois Lendais	1	4,000	4,001	(5)	*
Gerald W. Koslow	—	—	—		*
All executive officers, current directors and director nominee as a group (9 persons)	287,583	234,000	521,583		6.23%
5% Stockholders:
Elisabeth Carrette(6)	4,068,226	—	4,068,226	(6)	49.96	%(7)
Gerard P. Charlier(8)	665,999	—	665,999	(8)	8.18%
Enclave Asset Management LLC(9) Jeffrey Gerstel Jesse R. Gerstel Eileen Gerstel Warren S. Spivak Lewis Roger Felder, MD	470,348	—	470,348	(9)	5.78%

*	Less than 1% of the outstanding shares of our common stock.
(1)	Represents sum of shares owned and shares which may be purchased upon exercise of options exercisable within 60 days of March 19, 2012.
(2)	Any securities not outstanding which are subject to options exercisable within 60 days of March 19, 2012, are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by any person holding such securities but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person. Unless otherwise noted, the persons identified in this table have sole voting and investment power with regard to the shares beneficially owned.
(3)	Includes (i) 235,924 shares held jointly by Mr. Endy and his spouse, (ii) 18,000 shares held by trusts established for the benefit of Mr. Endy’s family, and (iii) 6,000 shares held by his spouse.
(4)	Does not include 4,048,124 shares held by Holding Wilson, S.A., of which Mr. Thieffry is the President of the Executive Board. Mr. Thieffry disclaims beneficial ownership of all shares held by Holding Wilson, S.A.

(5)	Includes one share held by Mr. Lendais’ spouse. Does not include 4,048,124 shares held by Holding Wilson, S.A., of which Mr. Lendais is a member of the Supervisory Board.
(6)	Includes: (i) 4,048,124 shares held by Holding Wilson, S.A., of which Mrs. Carrette is the principal beneficial owner; and (ii) 19,750 shares held by the Estate of Francois Carrette. Mrs. Carrette’s business address is 1700 Industrial Road, Las Vegas, Nevada 89102.
(7)	Mrs. Carrette, directly and indirectly, has a first right of refusal to purchase any and all shares of the Company’s common stock that Eric P. Endy desires to sell. As a result of this contractual relationship, Mrs. Carrette and Mr. Endy each acknowledge the existence of a group between them within the meaning of Section 13(d)(3) of the Securities Act. As a group, Mrs. Carrette and Mr. Endy beneficially own 4,350,008 shares, or 53.36% of the Company’s common stock. Although Mrs. Carrette and Mr. Endy acknowledge the existence of a group between them, they each expressly disclaim beneficial ownership of the shares owned by the other person as they have no pecuniary interest in such shares.
(8)	Includes 703 shares held by Mr. Charlier’s spouse. Mr. Charlier’s business address is 1700 Industrial Road, Las Vegas, Nevada 89102.
(9)	The amount shown and the information contained in this footnote are derived from the Schedule 13D filed with the SEC on February 1, 2012 by Enclave Asset Management LLC, Jeffrey Gerstel, Jesse R. Gerstel, Eileen Gerstel, Warren S. Spivak and Lewis Roger Felder, MD (the “Reporting Persons”), representing holdings as of January 27, 2012. The business address of Enclave Asset Management LLC, Jeffrey Gerstel, Jesse R. Gerstel and Eileen Gerstel is 6456 Enclave Way, Boca Raton, Florida 33496. The business address of Warren S. Spivak is 8230 Nevis Place, Wellington, Florida 33414. The business address of Lewis Roger Felder, MD is 2125 NE 201 Street, Miami, Florida 33179. The Reporting Persons reported that (i) Enclave Asset Management, Jeffrey Gerstel and Jesse R. Gerstel share voting and dispositive power with respect to 42,000 shares; (ii) Jesse R. Gerstel and Eileen Gerstel share voting and dispositive power with respect to 3,500 shares; (iii) Jesse R. Gerstel has sole voting and dispositive power with respect to 14,800 shares; (iv) Eileen Gerstel has sole voting and dispositive power with respect to 1,500 shares; (v) Warren S. Spivak has sole voting and dispositive power with respect to 332,724 shares; and (vi) Lewis Roger Felder, MD has sole voting and dispositive power with respect to 75,824 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors, and stockholders holding more than ten percent of the class of stock are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2011, all reports required under Section 16(a) filing requirements were filed as required.

Indemnification of Directors and Officers

We have provided for indemnification to the fullest extent permitted by the provisions of Nevada law in our Articles of Incorporation and Bylaws. In addition, we have contractually agreed to indemnify each present and former director as of the closing date of the combination with Etablissements Bourgogne et Grasset S.A. against any claim arising out of or pertaining to any matter existing or occurring at or prior to the closing date of the combination, whether asserted or claimed prior to, at or after such closing date, to the fullest extent permitted under Nevada law and our Articles of Incorporation or Bylaws then in effect. We also maintain a directors’ and officers’ liability insurance policy.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table presents information concerning compensation earned for services rendered to the Company by persons who served as our Chief Executive Officer and the Company’s next two most highly compensated executive officers whose salary and bonus exceeded $100,000 for the year ended December 31, 2011.

Name and Principal Position	Year	Salary		Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Gregory S. Gronau Chief Executive Officer and President	2011	$300,000		$150,000	—	—		—	$16,710	(2)	$466,710
	2010	$300,000		$200,000	—	—	—	—	$12,440	(3)	$512,440

Laura McAllister Cox, Executive Vice President, General Counsel and Secretary	2011	$210,000		$30,000	—	—	—	—	$12,529	(4)	$252,529
	2010	$210,000		$60,000	—	—	—	—	$13,099	(5)	$283,099

Gerald W. Koslow, Chief Financial Officer and Treasurer	2011	$200,000		$45,000	—	—	—	—	$5,277	(6)	$250,277
	2010	$147,000	(1)	$75,000	—	—	—	—	$5,240	(7)	$227,240

(1)	Mr. Koslow was appointed Chief Financial Officer and Treasurer on August 20, 2010. On such date, his annual salary was increased from $132,000 to $175,000.
(2)	This amount reflects $7,200 in automobile expense allowance, $5,277 of medical insurance (health, dental, vision and life) and $4,233 of 401(k) match.
(3)	This amount reflects $7,200 in automobile expense allowance and $5,240 of medical insurance (health, dental, vision and life).
(4)	This amount reflects $7,200 of automobile expense allowance, $702 of medical insurance (dental, vision and life) and $4,627 of 401(k) match.
(5)	This amount reflects $7,200 of automobile expense allowance, $798 of medical insurance (dental, vision and life) and $5,101 of 401(k) match.
(6)	This amount reflects $5,277 of medical insurance (health, dental, vision and life).
(7)	This amount reflects $5,240 of medical insurance (health, dental, vision and life).

Employment Agreements

Gregory S. Gronau.  On October 28, 2008, we entered into an employment agreement with Gregory S. Gronau for his appointment as our Executive Vice President and Chief Operating Officer. The employment agreement provides for a three-year term of employment expiring on October 28, 2011, with automatic renewals for additional one-year periods unless either party provides written notice that the agreement will not be extended. Therefore, the employment agreement was automatically renewed until October 28, 2012. On September 12, 2009, as contemplated in his employment agreement, Mr. Gronau was appointed as our President and Chief Executive Officer. Under the terms of his employment agreement, in connection with his appointment as President and Chief Executive Officer, Mr. Gronau is entitled to:

•	an annual salary of $300,000;
•	commencing in 2010, a bonus up to 50% of his annual salary as determined by the Board of Directors in its sole discretion based on Mr. Gronau’s achieving annual objectives specified by the Board of Directors after consultation with Mr. Gronau;
•	a stock option to purchase 150,000 shares of our common stock at an exercise price equal to the last sale price of our common stock on the NASDAQ Stock Market on the date of grant, which stock option was granted on May 6, 2009. The stock option vests over a five-year period;

•	an automobile allowance of $600 per month; and
•	participate in all medical, retirement, pension or other benefit plans made available to our employees.

See “Potential Payments Upon Termination or Change in Control” below for a discussion of the benefits and payments Mr. Gronau and Ms. McAllister Cox may receive upon their retirement or termination of employment, as applicable.

The Board may also consider additional factors, including the financial performance of the Company, when determining annual bonus payments to officers and employees. Based on such factors, the Board may, in its discretion, grant additional bonus payments in excess of the levels set forth in any employment agreements or compensation arrangements.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to our named-executive officers in connection with a termination of their employment with the Company or a change in control of the Company.

Gregory S. Gronau

Cash Severance.  Under the terms of Mr. Gronau’s employment agreement described above, if we terminate Mr. Gronau’s employment with the Company other than for Cause or Incapacity (each as defined in the employment agreement), we have agreed to continue to pay his annual salary in effect on the date of termination for a period of twelve months.

Restrictive Covenants.  Pursuant to Mr. Gronau’s employment agreement, he has agreed not to disclose any confidential information of the Company or its affiliates, licensors, suppliers and customers at any time during or after the term of his employment agreement. Mr. Gronau has also agreed that during and for a one-year period following a termination of his employment with the Company, he will not compete with the Company anywhere in the United States. In addition, Mr. Gronau has agreed that during and for a period of two years following a termination of his employment with the Company, he will not (i) solicit for employment any employee or agent of the Company, or (ii) solicit or entice any customer and/or vendor of the Company to cease doing business with the Company.

Laura McAllister Cox.  Pursuant to a letter provided to Ms. McAllister Cox, our Executive Vice President and General Counsel, and a resolution of the Board of Directors, we have agreed to pay Ms. McAllister Cox a severance payment equal to six months of her salary if we terminate her employment without cause or if she voluntarily resigns her employment upon at least three months’ prior notice.

Outstanding Equity Awards at 2011 Year-End

The following table presents information regarding outstanding equity awards held by each of the named executive officers as of December 31, 2011.

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date
Gregory S. Gronau	—	150,000	—	$6.20	5/06/19
Laura McAllister Cox	—	—	—	—	—
Gerald W. Koslow	—	—	—	—	—

Description of Equity Incentive Plans

For a description of the Directors’ Plan, see Proposal 1 “Election of Directors” — “Non-Employee Director Compensation.”

On May 6, 2009, the Company executed a stock option agreement with Gregory S. Gronau (the “Gronau Option Agreement”) pursuant to which Mr. Gronau was granted a stock option to purchase 150,000 shares of common stock at an exercise price of $6.20 per share. The stock option has a ten-year term and vests over a five-year period as follows: 20,000 shares on the first anniversary of the date of grant, 30,000 shares on each of the second, third and fourth anniversaries of the date of grant, and 40,000 shares on the fifth anniversary of the date of grant. If Mr. Gronau’s employment with the Company terminates for any reason other than Cause (as defined in the Gronau Option Agreement), the portion of the option that is vested on the Date of Termination (as defined in the Gronau Option Agreement) will remain exercisable until the date 90 days after the termination date (one year in the case of termination by reason of Incapacity (as defined in the Gronau Option Agreement), on which date it shall expire. Any unvested portion of the stock option will expire on the Date of Termination. In the event of termination of Mr. Gronau’s employment for Cause, the stock option shall expire on the Date of Termination. In no event shall the stock option be exercisable after the expiration of its ten year term.

Equity Compensation Plan Information

The following table sets forth certain information as of December 31, 2011, about our equity compensation plans under which our equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	309,500 (1)	$7.57	187,500 (2)
Equity compensation plans not approved by security holders	None	None	None
Total	309,500	$7.57	187,500

(1)	Reflects outstanding stock options to purchase 159,500 shares of common stock granted under our 1994 Directors’ Stock Option Plan, and stock options to purchase 150,000 shares of common stock granted to Gregory S. Gronau pursuant to the Stock Option Agreement dated May 6, 2009.
(2)	These shares were available for future issuance under our 1994 Directors’ Stock Option Plan.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Moss Adams LLP (Moss Adams) was our independent registered public accounting firm for the year ended December 31, 2011, and has reported on our consolidated financial statements in the annual report that accompanies this proxy statement. Our independent registered public accounting firm is appointed by our Audit Committee. The Audit Committee intends to reappoint Moss Adams as our independent registered public accounting firm for the year ending December 31, 2012. A representative of Moss Adams will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions. In the event that the stockholders do not approve Moss Adams as our independent registered public accounting firm, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.

THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SEC UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 OR INCORPORATED BY REFERENCE IN ANY SAID DOCUMENT SO FILED.

Audit Committee Report

The following is the report of the Audit Committee with respect to Gaming Partners International Corporation’s audited consolidated financial statements for the fiscal year ended December 31, 2011.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management. The Audit Committee has discussed with Moss Adams LLP (Moss Adams), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, which includes, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The Audit Committee has also received written disclosures and the letter from Moss Adams required by the applicable requirements of the Public Company Accounting Oversight Board, which relates to the auditor’s independence from the Company and its related entities, and has discussed with Moss Adams their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

AUDIT COMMITTEE
Robert J. Kelly, Chairman Martin A. Berkowitz Charles R. Henry

Fees Paid to Independent Public Accounting Firm

The following table shows the fees for professional audit services provided by Moss Adams for the fiscal years ended December 31, 2011 and 2010, for the audit of our annual consolidated financial statements and the fees billed for other services rendered during those periods.

	December 31, 2011	December 31, 2010
Audit Fees(1)	$385,498	$381,905
Audit-Related Fees(2)	—	—
Tax Fees(3)	60,105	82,978
All Other Fees	—	—
Total Fees	$445,603	$464,883

(1)	Fees for the professional services rendered for the audit of GPIC’s annual consolidated financial statements, review of consolidated financial statements included in our 10-Q filings, and services normally provided in connection with statutory and regulatory filings or engagements.

In addition, Mazars rendered audit services resulting in fees totaling 154,000 euros ($214,000) and 132,000 euros ($184,000) for the years ended December 31, 2011 and 2010, respectively.

(2)	Fees for assurance and related services that are reasonably related to the performance of the audit or review of GPIC’s financial statements. There were no audit-related fees for either 2011 or 2010.
(3)	Fees for professional services rendered with respect to tax compliance, tax advice and tax planning. This includes preparation of tax returns, claims for refunds, payment planning and tax law interpretation.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for reviewing and approving, in advance, all audit and non-audit services of the independent registered public accounting firm. The Audit Committee approved the engagement of Moss Adams to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 2011 and to provide certain non-audit services to the Company and its subsidiaries. None of the engagements pre-approved by the Audit Committee during 2011 made use of the de minimus exception to pre-approval contained in the applicable rules of the SEC.

Recommendation of Our Board of Directors

The ratification of the appointment of Moss Adams as our independent registered public accounting firm will be approved if the number of votes cast in favor of this proposal exceeds the number of votes cast in opposition to this proposal.

Our Board of Directors recommends that you vote “FOR” the ratification of Moss Adams as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

STOCKHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

We currently expect that the 2013 Annual Meeting of Stockholders will be held on May 9, 2013. Our Amended and Restated Bylaws state that a stockholder of record must give the Secretary of the Company written notice, at the Company’s principal executive offices, of its intent to present a proposal at the Company’s 2013 Annual Meeting of Stockholders by February 8, 2013, but not before January 9, 2013. However, in the event that the 2013 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from May 9, 2013, the proposal must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the latter of (1) the 90th day prior to such annual meeting, or (2) the 10th day following the day the notice of such annual meeting was first given. Additionally, in order for stockholder proposals which are submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to be considered by the Company for inclusion in the Company’s proxy materials for the 2013 Annual Meeting of Stockholders, they must be received by the Secretary of the Company at the Company’s executive offices no later than the close of business on December 10, 2012.

OTHER MATTERS

Our 2011 Annual Report on Form 10-K, containing audited consolidated financial statements but without exhibits, accompanies this proxy statement. The Form 10-K as filed with the SEC including exhibits is available by accessing our website at www.gpigaming.com and clicking on “For Investors” and then “SEC Filings.” Stockholders may also obtain a copy of the Form 10-K, without charge, upon written request to:

Gaming Partners International Corporation
Attn: Corporate Secretary
1700 Industrial Road
Las Vegas, Nevada 89102-2620
Fax: (702) 598-2494

As of the date of this proxy statement, our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than the matters stated in the accompanying Notice of Annual Meeting of Stockholders and described in this proxy statement. If, however, any matter incident to the conduct of the Annual Meeting or other business properly comes before the meeting, the persons acting under the proxies intend to vote with respect to those matters or other business in accordance with their best judgment, and the proxy includes discretionary authority to do so.

By Order of the Board of Directors
Laura McAllister Cox Secretary

Las Vegas, Nevada

April 3, 2012

GAMING PARTNERS INTERNATIONAL CORP.
1700 INDUSTRIAL ROAD
LAS VEGAS, NV 89102

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M44843-P20337 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAMING PARTNERS INTERNATIONAL CORP.

The Board of Directors recommends you vote FOR the following:

Vote on Directors

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Martin A. Berkowitz
02) Eric P. Endy
03) Gregory S. Gronau
04) Charles R. Henry
05) Robert J. Kelly
06) Jean-Francois Lendais
07) Alain Thieffry

Vote on Proposal

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of Moss Adams LLP as independent registered public accounting firm for the fiscal year ending December 31, 2012.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at http://gpic.investorroom.com

M44844-P20337

GAMING PARTNERS INTERNATIONAL CORPORATION
Annual Meeting of Stockholders
May 9, 2012 8:00 AM Pacific Daylight Time
This proxy is solicited by the Board of Directors

The undersigned stockholder of Gaming Partners International Corporation (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report on Form 10-K in connection with the Annual Meeting of the Company to be held at The Westin Las Vegas Hotel, Casino & Spa, 160 E. Flamingo Road, Las Vegas, NV 89109, Mesquite Salon 2, on Wednesday, May 9, 2012, at 8:00 o'clock in the morning, Pacific Daylight Time, and hereby appoints Gregory S. Gronau and Gerald W. Koslow and each or any of them, proxies, with power of substitution, to attend and to vote all shares the undersigned would be entitled to vote if personally present at said Annual Meeting and at any adjournment thereof. The proxies are instructed to vote as specified on the reverse side hereof.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued and to be signed on reverse side)